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                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549



                              FORM 8-K

                           Current Report

     Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):  June 17, 1994

Commission File Number:        0-18051



                      FLAGSTAR COMPANIES, INC.

         (Exact name of Registrant as Specified in Charter)



             Delaware                          13-3487402
     (State of Other Jurisdiction            (I.R.S. Employer
     of Incorporation or Organization)       Identification No.)

         203 East Main Street                  29319-9966
      Spartanburg, South Carolina              (Zip Code)
     (Address of Principal Executive Offices)



         Registrant's telephone number, including area code:
                           (803) 597-8700

                               N/A
    (Former name or former address, if changed since last report)

                                 1

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Item 2.  Acquisition or Disposition of Assets.

     As of June 17, 1994, Flagstar Corporation ("Flagstar") closed the sale of its Food and Vending operation as conducted through its Canteen Corporation subsidiary. The buyer in the transaction was a subsidiary of Compass Group PLC, a London-based food service company. The sale, effected in the form of a sale of the stock of IM Vending, Inc., an indirect subsidiary of Flagstar and the parent company of Canteen Corporation, was for a cash purchase price paid at closing of $450 million, subject to post-closing adjustment under certain circumstances. Such purchase price was the result of arm's-length negotiations between the parties. A copy of the press release issued on the closing date is attached hereto as Exhibit 99.1.

     Under the terms of certain public indentures governing Flagstar's public debt, Net Proceeds (as defined therein) of the sale must be applied within one year from the closing date to one or more of the following in such combination as Flagstar may choose: (i) an investment in other food service businesses or assets related thereto, (ii) an offer, in accordance with applicable law, to repurchase such public debt at a price not less than 100% of the principal amount thereof plus accrued and unpaid interest thereon, or (iii) the purchase, redemption or other prepayment or repayment of outstanding Senior Indebtedness (as defined in such indentures).

     For certain pro forma financial information concerning the transaction, see Item 7 below.

                                 2

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Item 7.  Financial Statements and Exhibits.
(b)  Pro Forma Financial Information.
     The following pro forma financial information is included
     herein:
                                                       Page
                                                       Number
                                                       in
                                                       Filing
     (i)       Pro Forma Condensed Consolidated
               Balance Sheets (Unaudited) as of
               March 31, 1994,                           5
     (ii)      Pro Forma Condensed Statements of
               Consolidated Operations (Unaudited)
               for the Year Ended December 31, 1993,
               and                                       7
     (iii)     Pro Forma Condensed Statements
               of Consolidated Operations (Unaudited)
               for the Three Months Ended March 31,
               1994.                                     7

(c)  Exhibits.
     Exhibit No.         Description

       99.1              Press Release of Flagstar
                         Companies, Inc. dated
                         June 17, 1994.                  9

(c)  Exhibits.
     Exhibit No.         Description
       99.2              Stock Purchase Agreement
                         among Flagstar Corporation,
                         Canteen Holdings, Inc.,
                         Compass Group PLC, and
                         Compass Holdings, Inc.
                         dated as of April 26, 1994
                         (incorporated by reference
                         to Exhibit 10.1 to the
                         registrant's Quarterly Report
                         on Form 10-Q for the quarter
                         ended March 31, 1994, File No.
                         0-18051).

                                 3

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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly cause this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              FLAGSTAR COMPANIES, INC.


Date:  July 1, 1994             /s/ A. Ray Biggs
                              A. Ray Biggs,
                              Vice President and
                                Chief Financial Officer

                                 4
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PRO FORMA FINANCIAL STATEMENTS

The unaudited pro forma condensed statements of consolidated operations on the following pages are based upon the historical results of operations of the Company for the year ended December 31, 1993 and the three month period ended March 31, 1994. The unaudited pro forma condensed consolidated balance sheets for March 31, 1994 presented below are based upon the historical balance sheet as of March 31, 1994 and include pro forma adjustments as if the sale of Canteen's food and vending subsidiary had occurred on that date. The reclassifications made to the historical results of operations give effect to the reporting of Canteen's food and vending and recreational services subsidiaries as discontinued operations for the year ended December 31, 1993 and the pro forma adjustments thereto give effect to the sale of Canteen's food and vending subsidiary as if such sale had occurred on January 1, 1993. The pro forma condensed consolidated balance sheets and pro forma condensed statements of consolidated operations were derived by adjusting the historical financial statements of the Company for certain pro forma transactions as described in the respective notes thereto.


Flagstar Companies, Inc.
Pro Forma Condensed Consolidated Balance Sheets as of March 31, 1994
(Amounts in thousands)
(Unaudited)

                                                    Pro Forma
                                                   Adjustments
                                                   for Sale of
                                                    Food and
                                       Historical    Vending       Pro Forma
Assets
Current Assets:
     Cash and cash equivalents       $     24,525 $   190,388 (1)$    214,913
     Receivables, net                      36,612                      36,612
     Merchandise and supply
       inventories                         63,881                      63,881
     Net assets held for sale              87,389     (41,500)(2)      45,889
     Other                                  3,594                       3,594

                                          216,001     148,888         364,889

Property, net                           1,156,420                   1,156,420

Other Assets:
     Other intangible assets, net          24,666                      24,666
     Deferred financing costs, net         89,065     (12,418)(3)      76,647
     Other                                 34,285                      34,285

                                          148,016     (12,418)        135,598

     Total Assets                    $  1,520,437 $   136,470    $  1,656,907


Liabilities
Current Liabilities:
     Current maturities of
       long-term debt                $     34,948 $    (5,435)(4)$     29,513
     Accounts payable                      92,057                      92,057
     Accrued salaries and vacations        55,435                      55,435
     Accrued insurance                     53,109                      53,109
     Accrued taxes                         12,688      20,822 (5)      33,510
     Accrued interest and dividends        68,018        (458)(6)      67,560
     Accrued restructuring cost            15,146                      15,146
     Other                                 90,945       8,500 (7)      99,445

                                          422,346      23,429         445,775

Long-Term Liabilities:
     Debt, less current maturities      2,321,836    (244,719)(8)   2,077,117
     Deferred income taxes                 24,001                      24,001
     Liability for self-insured claims     61,294                      61,294
     Other non-current liabilities                                          -
      and deferred credits                140,124                     140,124

                                        2,547,255    (244,719)      2,302,536

     Total Liabilities                  2,969,601    (221,290)      2,748,311

Shareholders' Deficit                  (1,449,164)    357,760 (9)  (1,091,404)
     Total Liabilities and
       Shareholders' Deficit         $  1,520,437 $   136,470    $  1,656,907

See notes to pro forma condensed consolidated balance sheets.

                                 5

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Flagstar Companies, Inc.
Notes to Pro Forma Condensed Consolidated Balance Sheets as of March 31, 1994

                         (2)                           (4)
                         Net              (3)        Current                                     (7)         (8)
                       Assets           Deferred   maturities of      (5)          (6)          Other     Debt, less       (9)
         (1)          Held for         financing    long-term       Accrued      Accrued       Accrued     current    Shareholders'
        Cash            Sale             costs        debt           taxes      interest     Liabilities  maturities     Deficit
 (a) $ 450,000      $  (41,500)                                  $     22,468                                       $      386,032
 (b)    (9,000)                                                          (963)             $      8,500                    (16,537)
 (c)  (250,154)                                   $    (5,435)                                          $ (244,719)
 (d)                               $      (12,418)                       (683)                                             (11,735)
 (e)      (458)                                                               $      (458)

Total$ 190,388      $  (41,500)    $      (12,418)$    (5,435)   $     20,822 $      (458) $      8,500 $ (244,719) $      357,760

 (a) To reflect cash proceeds of $450 million and the estimated gain (before estimated costs described in (b)) of $386.0 million, net of estimated net assets of $41.5 million and income taxes of $22.5 million.

 (b) To reflect estimated costs of $17.5 million related to sale of the food and vending subsidiary and for services to be provided subsequent to sale, net of income taxes of $1.0 million.

 (c) To reflect the prepayment of borrowings outstanding under the restated credit agreement of $170.2 million for term loan advances and $80.0 million for working capital advances.

 (d) Represents the charge-off of unamortized deferred financing costs associated with the prepayment of senior debt, net of income taxes of $0.7 million.

 (e)  To reflect the payment of accrued interest on senior debt.

                                 6

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Flagstar Companies, Inc.
Pro Forma Condensed Statements of Consolidated Operations for the Year Ended December 31, 1993
(Amounts in thousands)
(Unaudited)

                                                   Adjustments                  Pro Forma
                                                   for Disposition             Adjustments
                                                   of Assets of   Adjusted for for Sale of
                                                   Discontinued   Discontinued  Food and
                                       Historical  Operations      Operations    Vending      Pro Forma
Operating revenues                   $  3,970,205 $(1,355,036)   $  2,615,169 $            $  2,615,169
Operating expenses                      5,430,958  (1,713,419)      3,717,539                 3,717,539
Operating Income                       (1,460,753)    358,383      (1,102,370)          -    (1,102,370)
Other charges:
     Interest and debt expense            266,167     (53,042)        213,125      14,932 (1)   228,057
     Other--net                             2,464         (67)          2,397                     2,397
Income (loss) before income taxes
     from continuing operations        (1,729,384)    411,492      (1,317,892)    (14,932)   (1,332,824)
Provision (benefit) for income taxes      (81,149)      1,821         (79,328)       (747)(2)   (80,075)
Loss from continuing operations      $ (1,648,235)$   409,671    $ (1,238,564)$   (14,185) $ (1,252,749)


Earnings (loss) per share applicable to
     common shareholders:
     Earnings (loss) from continuing
       operations                    $     (39.23)$      9.67    $     (29.56)$     (0.34) $     (29.90)

Average outstanding and equivalent
     common shares                         42,370      42,370          42,370      42,370        42,370

See notes to pro forma condensed statements of consolidated operations.


Flagstar Companies, Inc.
Pro Forma Condensed Statements of Consolidated Operations for the Three Months Ended March 31, 1994
(Amounts in thousands)
(Unaudited)

                                                    Pro Forma
                                                   Adjustments
                                                   for Sale of
                                                    Food and
                                       Historical    Vending       Pro Forma

Operating revenues                   $    626,273 $              $    626,273
Operating expenses                        587,447                     587,447
Operating Income                           38,826           -          38,826
Other charges:
     Interest and debt expense             53,643       3,788 (1)      57,431
     Other--net                               247                         247
Income (loss) before income taxes
     from continuing operations           (15,064)     (3,788)        (18,852)
Provision (benefit) for income taxes       (2,411)       (606)(2)      (3,017)
Loss from continuing operations      $    (12,653)$    (3,182)   $    (15,835)


Loss per share applicable to
     common shareholders:
     Loss from continuing operations $      (0.38)$     (0.08)   $      (0.46)

Average outstanding and equivalent
     common shares                         42,369      42,369          42,369


See notes to pro forma condensed statements of consolidated operations.

                                 7

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Flagstar Companies, Inc.
Notes to Pro Forma Condensed Statements of Consolidated Operations


 (1) To reflect for the year ended December 31, 1993 and three months ended March 31, 1994 the reversal of interest and debt expense of $31.0 million and $8.4 million, respectively, attributable to the Canteen food and vending subsidiary. Such amounts were previously included as an allocation of interest and debt expense to discontinued operations. In addition, amounts for the year ended December 31, 1993 and three months ended March 31, 1994 reflect a reduction of interest and debt expense $16.1 million and $4.6 million, respectively, related to the liquidation of $170.2 million of term loan and outstanding working capital advances under the Company's credit agreement.

 (2) To record the estimated income tax effects of additional interest and debt expense.

                                 8

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